EXHIBIT 99.2

Media Contacts Aaron Bedy BearingPoint 678-731-2841 aaron.bedy@bearingpoint.com Investor Contact Denise Stone BearingPoint 973-214-9953 denise.stone@bearingpoint.com	Lex Suvanto Abernathy MacGregor 212-371-5999 lex@abmac.com

For immediate release

BEARINGPOINT REACHES ACCORD WITH SECURED CREDITORS

Initiates Pre-Arranged Restructuring; Company Continues to Operate Business as Usual; International Subsidiaries Not Affected by Filing

McLean, Va., Feb. 18, 2009 – BearingPoint, Inc. announced today that it has achieved a financial restructuring agreement with its senior secured lenders that will significantly reduce its debt and improve its capital structure. To facilitate this process, the Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Southern District of New York (the “Court”). The Company’s operations based outside the United States are not included in the filing and will not be affected.

The Company plans to continue its operations in the normal course through the financial restructuring process. In addition, the Company plans to continue providing uninterrupted service to its clients around the world.

The filing was made with a “pre-arranged” restructuring plan with the support of the Company’s senior secured lenders. As a result, the Company expects that it will complete its restructuring process on an accelerated basis.

The decision to file was made after an exhaustive review of alternative options. In addition to significantly reducing its debt burden, the process resolves the Company’s near-term cash payment obligations relating to the right of the holders of certain of the Company’s debentures to require the Company to repurchase these debentures, as early as April 2009, as well as the prospect that the Company would have to repay all of its outstanding debt in the event that its common stock were delisted from the New York Stock Exchange.

News Release Page 2

“Our day-to-day operations will continue uninterrupted and we want to assure our employees and customers that we remain committed to serving our clients and to providing world-class consulting solutions,” said Ed Harbach, CEO of BearingPoint. “This restructuring is an important step to secure a better and stronger future for BearingPoint and we expect to emerge from this process in an expeditious manner,” Harbach continued.

“We’ve made significant progress in the last year to improve our underlying business fundamentals. We’ve delivered increases in gross profit and operating income and substantially lowered our overhead expenses. This restructuring process will significantly improve our financial profile and further enhance our ability to compete in the marketplace,” Harbach continued.

As stated in the filing, BearingPoint and its senior secured lenders have reached an agreement in principle to support the proposed pre-arranged plan of reorganization (the “Pre-Arranged Plan”), which has been filed with the Court. The Pre-Arranged Plan, among other things, provides that (i) the $500 million senior secured credit facility, dated as of May 18, 2007 and as amended on June 1, 2007, will be replaced with a new secured, senior credit facility as follows: term loan in the amount of $272 million plus accrued interest and a synthetic letter of credit facility in the amount of up to $130 million; plus the issuance of new preferred stock; (ii) the unsecured debt will be exchanged for different classes of common stock; and (iii) all existing equity in the Company will be cancelled for no consideration.

The implementation of the Pre-Arranged Plan is dependent upon a number of factors, including final documentation, the approval of a disclosure statement and confirmation and consummation of the Pre-Arranged Plan in accordance with the provisions of the Bankruptcy Code. While the Company believes that its current plan provides the best available alternative for its creditors, clients and employees, the Company will continue to consider additional enhancements or alternatives to its current plan that would lead to an improved recovery.

The Company has filed a variety of first day motions with the Court that, with Court approval, will allow it to continue to conduct business without interruption. These motions are primarily designed to minimize any impact on the Company’s clients and employees. During the reorganization process, suppliers and subcontractors should expect to be paid for post-petition purchases of goods and services in the ordinary course of business.

The Company’s principal bankruptcy attorneys are Weil, Gotshal & Manges LLP. AlixPartners, LLP and Greenhill & Co. are the Company’s financial advisors.

This press release is for informational purposes only and is not a solicitation to accept or reject the Pre-Arranged Plan or an offer to sell or a solicitation of an offer to buy any securities of the Company. Any solicitation or offer to sell will be made pursuant to and in accordance with the solicitation and disclosure statement distributed to holders of the Company’s Notes and applicable law.

About BearingPoint, Inc.

BearingPoint, Inc. is one of the world's largest providers of management and technology consulting services to Global 2000 companies and government organizations in more than 60 countries worldwide.   Based in McLean, Va., the firm has approximately 15,000 employees focusing on the Public Services, Commercial Services and Financial Services industries.  BearingPoint  professionals

News Release Page 3

have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. Our service offerings are designed to help our clients generate revenue, increase cost-effectiveness, manage regulatory compliance, integrate information and transition to “next-generation” technology. For more information, visit the Company's Web site at www.BearingPoint.com.

Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the reorganization of the Company’s business and finances to resolve its liquidity and operational results, expectations to emerge from Chapter 11 proceedings stronger and more competitive, the sufficiency of liquidity to be provided by the new secured credit facility financing, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not historical, but are based on current expectations, estimates and projections concerning future developments and their potential effects upon the Company and its subsidiaries. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; (iv) the effects of the Company’s Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the Chapter 11 case and the outcome of the proceedings in general; (vi) the length of time the Company will operate under the Chapter 11 proceedings; (vii) risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) continued compliance with conditions for funding under the new secured credit facility; (x) the ability to execute  the Company’s business and restructuring plan; (xi) management of cash resources; (xii) restrictions imposed by, and as a result of, the Company’s substantial leverage; (xiii) increased legal costs related to the bankruptcy case and other litigation; (xiv) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; (xv) currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; (xvi) disruptions in international markets and distribution channels; and (xvii) the impact of uncertainties of litigation as well as other risks described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.

###